Exhibit 10.2

Date:	September 8, 2025

To:

180 SPV Treasury Vehicle I, LLC (“Party B”)
3000 El Camino Real, Bldg. 4, Suite 200
Palto Alto, CA, 94306

Email: mcandrew@ethzilla.com

From:

Cumberland DRW LLC (“Party A”)
540 W. Madison Street, Suite 2500
Chicago, IL, 60661

Email: apickerill@cumberland.io, dlim@cumberland.io, rstrebel@drwholdings.com, rm@cumberland.io

Re:	Physically-Settled Spot and Forward Transactions

Dear Sirs,

1. The purpose of this communication (a “Confirmation”) is to confirm the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the “Transaction”) between Cumberland DRW LLC (“CDRW” or “Party A”) and 180 SPV Treasury Vehicle I, LLC (“180SPV” or “Party B”). This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 1998 FX and Currency Option Definitions (the “FX Definitions”) and the ISDA Digital Asset Derivatives Definitions (the “Digital Asset Definitions” and together with the FX Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. Except where otherwise indicated, in the event of any inconsistency between the Digital Asset Definitions and the FX Definitions, the Digital Asset Definitions will prevail. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between us as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form part of, and be subject to, an agreement (which shall survive the termination of this Transaction) (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”) as if, on the Trade Date specified below, we had executed the Agreement in such form with CDRW as Party A and 180SPV as Party B, but without any Schedule, except for the following and subject to the elections and modifications set forth elsewhere in this Confirmation:

(a)	for all purposes of Section 5(a):

(i)	with respect to Party A, the term “Specified Entity” shall not be defined for any purpose; and,

(ii)	with respect to the Party B, the term “Specified Entity” shall not be defined for any purpose;

(b)	the “Netting of Payments” provisions of Section 2(c) of such Agreement will not apply;

(c)	the “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A or Party B;

(d)	the “Credit Event Upon Merger” provision in Section 5(b)(v) of the Agreement will not apply to Party A or Party B;

(e)	the Termination Currency is U.S. Dollars (“USD”); and

(f)	the Agreement shall be governed by New York law without reference to choice of law rules (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law); EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDINGS ARISING OUT OF OR RELATING TO THIS TRANSACTION, TO THE FULLEST EXTENT PERMITTED BY LAW

(g)	This Transaction is subject to the ISDA Credit Support Annex (Security Interest—New York Law) dated as of the Trade Date (the “CSA”) between the parties, as set out in Appendix 1 hereto.

Each party represents that it is an “eligible contract participant” as defined in Section 1a(18) of the Commodity Exchange Act, as amended.

The Agreement is a single, separate and distinct contract and relates only to the Transaction described in this Confirmation. The Agreement shall not govern any other transactions between Party A and Party B and any one or more other transactions between Party A and Party B will be the subject of one or more separate ISDA Master Agreements (whether separately executed or deemed to arise by incorporation in the relevant confirmation), either as a single Transaction under such separate ISDA Master Agreement or as part of a specified group of Transactions subject to such separate ISDA Master Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[●]

Effective Date:	[●]

Reference Asset:	Ethereum ( “ETH” )

Spot Leg:

Buyer:	Party A

Seller:	Party B

Amount Payable by Party B:	[●]

Amount Payable by Party A:	[●]

Settlement Date:	[●]

Forward Leg:

Product Type:	Deliverable Digital Asset Forward

Buyer:	Party B

Seller:	Party A

Amount Payable by Party B:	[●]

Amount Payable by Party A:	[●]

Settlement Date:	[●] ( three (3) months after the Effective Date, unless otherwise agreed between the Parties in writing

Physical Settlement:	Applicable

Independent Amount:	Buyer Independent Amount: [●] ETH, to be delivered by Buyer on the Trade Date and held under the CSA. The Valuation Percentage for ETH shall be 100%. Seller Independent Amount: zero

Settlement Currency:	United States dollars (“USD”)

Price Source:	as advised by Party A from time to time

Price Source Currency:	USD

Business Day Convention:	Not applicable

Calendar Day Election:	Applicable

Disruption Events:

Delivery Disruption:	Applicable

Price Source Disruption – Price Source Unavailability, Price Source Discontinuance:	Applicable

Material Change in Methodology (for fallback/valuation only):	Applicable

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable

Hedging Illegality:	Applicable

Price Source Disruption Fallback Order:	(i) Fallback Settlement Price (ii) Price Source Termination Event (iii) Calculation Agent Determination

Fork Disruption Event:

Fork Disruption Event:	Applicable

Fork Determining Party:	Party A

Calculation Agent Fork Adjustment:	Applicable

Valuation on Termination:	Buyer Termination Value

Change in Law Disruption Events:

Change in Law – Performance Illegality:	Applicable

Valuation on Termination:	Disrupted Party Termination Value

Additional Provisions:

Additional Representation:

For the purposes of Section 3 of the Agreement, Party B represents and warrants to Party A that: with respect to any ETH it transfers and/or delivers under this Confirmation, it is the lawful owner of such ETH with good and marketable title thereto, and it has the absolute right to sell, assign, convey, transfer and/or deliver such ETH. Such ETH is free and clear of any and all security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances or similar rights.

Transaction Early Termination:

Notwithstanding anything to the contrary in the Credit Support Annex, if, at any time prior to the Settlement Date, the price of ETH decreases by 20% or more as determined in good faith by Party A, Party A will notify Party B and Party B shall transfer additional Collateral to restore the Buyer Independent Amount to equal not less than USD 80,000,000 expressed as ETH. If Party B fails to transfer additional Collateral to satisfy the required Buyer Independent Amount within 24 hours from the time such notice is sent by Party A, a Transaction Early Termination will be deemed to have occurred with respect to Party B as the Affected Party.

3. Calculation Agent:	Party A

4. Account Details:

Account for payments or delivery to Party A: will be advised separately in writing.

Account for payments or delivery to Party B: will be advised separately in writing.

5. Offices:

(a) The Office of Party A for the Transaction is Chicago; and

(b) The Office of Party B for the Transaction is Palto Alto, California

[signature page follows]

Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between us with respect to any Transaction contemplated by this Confirmation and return to us.

Yours faithfully,

Cumberland DRW LLC

By:
Name:
Title:

Confirmed as of the date first above written:

180 SPV Treasury Vehicle I LLC

By:
Name:	McAndrew Rudisill
Title:	President

Appendix A

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

2002 ISDA Master Agreement

dated as of September 8, 2025

between

Cumberland DRW LLC, established as a Limited Liability company under the laws of Delaware	and	180 SPV Treasury Vehicle I LLC, established as a Limited Liability company with company number 10269061 under the laws of Delaware
(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above referenced Agreement, is part of its Schedule and is a Credit Support Document under the Agreement with respect to each party. Capitalized terms used but not otherwise defined herein shall each have the meaning assigned to such term in the Agreement.

Accordingly, the parties agree as follows:

Paragraphs 1-12. Incorporation

Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated herein by reference and made a part hereof.

Paragraph 13. Elections and Variables

(a)	Security Interest for Obligations. The term “Obligations” as used in this Annex shall have the meaning set forth in Paragraph 12 (Definitions).

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning set forth in Paragraph 3(a) (Delivery Amount).

(B)	“Return Amount” has the meaning set forth in Paragraph 3(b) (Return Amount).

(C)	“Credit Support Amount” has the meaning set forth in Paragraph 3 (Credit Support Obligations).

(ii)	Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

	Party A	Party B	Valuation Percentage
(A) Cash	X	X	100%
(B) Ethereum (“ETH”)	X	X	85% unless otherwise agreed to by the parties
(C) USD Coin (“USDC”)	X	X	100%
(D) Any other item agreed upon in writing from time to time by the parties	X	X	As agreed by the parties

(iii)	Other Eligible Support. The following items will qualify as “Other Eligible Support”: Not applicable.

(iv)	Thresholds.

(A)	“Independent Amount” means:

(1)	with respect to Party A: not applicable; and,

(2)	with respect to Party B: not applicable unless specified in the relevant Confirmation.

(B)	“Threshold” means:

(1)	with respect to Party A: infinity; and

(2)	with respect to Party B: zero,

(C)	“Minimum Transfer Amount” means:

(1)	with respect to Party A: not applicable; and,

(2)	with respect to Party B: zero

(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of US$10,000; provided that, if the Credit Support Amount at such time with respect to a party as Pledgor is zero, the Return Amount will not be rounded.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A; provided that, notwithstanding anything to the contrary in this Annex, the Valuation Agent shall not be required to notify Party B of any of the Valuation Agent’s calculations of Value, Exposure, Delivery Amount or Return Amount under this Annex unless expressly requested to do so in writing by Party B in each instance.

(ii)	“Valuation Date” means, as determined by the Valuation Agent.

(iii)	“Valuation Time” means, for purposes of determining Delivery Amount and Return Amount, as determined by the Valuation Agent.

(iv)	“Notification Time” means: in respect of each Valuation Date: 10:00 a.m., New York time.

(v)	Transfer Timing. Paragraph 4(b) of this Annex is amended by (A) deleting the word “next” in the third line thereof and replacing it with the word “same”; and (B) deleting the words “second Local Business Day thereafter” in the fifth line thereof and replacing them with the words “next Local Business Day.”

(d)	Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

	Party A	Party B
(i) Force Majeure Event	[X]	[X]
(ii) Illegality	[X]	[X]
(iii) Tax Event	[ ]	[ ]
(iv) Tax Event Upon Merger	[ ]	[ ]
(v) Credit Event Upon Merger	[ ]	[ ]
(vi) Additional Termination Events specified in the Schedule to the Agreement	[X]	[X]

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii) of this Annex.

(ii)	Consent. The Pledgor shall obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d) (Substitutions).

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5 (Dispute Resolution).

(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Collateral or of any Transfer of Eligible Collateral or Posted Collateral other than Cash, as the case may be, will be calculated by the Valuation Agent in accordance with standard market practice using third-party sources where available, multiplied by the applicable Valuation Percentage.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Credit Support.

(i)	Eligibility to Hold Posted Credit Support; Custodians.

(A)	Party A will be entitled to hold Posted Credit Support itself or through a Custodian pursuant to Paragraph 6(b) (Eligibility to Hold Posted Collateral; Custodians); provided that the following conditions applicable to it are satisfied:

(1)	Party A is not a Defaulting Party; and

(2)	Posted Credit Support may only be held in the United States of America.

Initially, the “Custodian” for Party A shall be:	Not applicable.

(B)	Party B will be entitled to hold Posted Credit Support itself or through a Custodian pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1)	Party B is not a Defaulting Party; and

(2)	Posted Credit Support may only be held in the United States of America.

Initially, the “Custodian” for Party B shall be:	Not applicable.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) (Use of Posted Collateral) will apply.

(iii)	Crypto Asset Posted as Collateral. The Pledgor will receive the benefit and ownership of any incremental tokens generated as a result of a Hard Fork in the relevant Crypto Asset protocol or an Applicable Airdrop that results in a second token (the “New Token”) being created only if the following two conditions are met:

(A)	Market Capitalization: the average market capitalization of the New Token (defined as the total value of all New Tokens) on the 30th day following the occurrence the Hard Fork or Applicable Airdrop (calculated as a 30-day average on such date) is at least 5% of the average market capitalization of the Posted Collateral comprised of Crypto Assets (defined as the total value of the Posted Collateral comprised of Crypto Assets) (calculated as a 30-day average on such date).

(B)	24-Hour Trading Volume: the average 24-hour trading volume of the New Token on the 30th day following the occurrence the Hard Fork or Applicable Airdrop (calculated as a 30-day average on such date) is at least 1% of the average 24-hour trading volume of the Posted Collateral comprised of Crypto Assets (calculated as a 30-day average on such date).

For the above calculations, the source for the relevant data on the Crypto Asset market capitalization, and 24-Hour trading volume will be blockchain.info or, if blockchain.info does not provide the required information, then bitinfocharts.com or, if neither blockchain.info nor bitinfocharts.com provide the required information, then coingecko.com and if none of the foregoing data sources provide the required information, the parties shall discuss in good faith to agree upon another data source).

If any New Tokens meet the criteria above (such New Tokens, “Qualifying New Tokens”), then, (i) in respect of Posted Collateral comprised of Crypto Assets, the Secured Party will have up to 60 days from the Hard Fork or Applicable Airdrop to transfer the Qualifying New Tokens to Pledgor.

“Airdrop” means a distribution of a new token or tokens resulting from the ownership of a separate pre-existing token. An “Applicable Airdrop” is an Airdrop for which the distribution of new tokens can be definitively calculated according to its distribution method, such as a pro rata distribution based on the amount of the relevant Crypto Asset held at a specified time. A “Non-Applicable Airdrop” is an Airdrop for which the distribution of new tokens cannot be definitively calculated, such as a random distribution, a distribution to every wallet of the relevant Crypto Asset, or a distribution that depends on a wallet of the relevant Crypto Asset meeting a threshold requirement.

“Hard Fork” means a permanent divergence in the relevant Crypto Asset blockchain, that commonly occurs when non-upgraded nodes cannot validate blocks created by upgraded nodes that follow newer consensus rules.

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” with respect to Eligible Collateral in the form of Cash, for any day, will be the rate opposite the caption “Federal Funds (Effective)” for such day as published in Federal Reserve Publication H.15 (519) or any successor publication as published by the Board of Governors of the Federal Reserve System and is not subject to compounding.

(ii)	Transfer of Interest Amount. The Transfer of the Interest Amount shall be made as soon as practicable but no later than the fifth Local Business Day after the end of the relevant Interest Period.

(iii)	Definition of Interest Period. The definition of “Interest Period” in Paragraph 12 shall be deleted and replaced with the following:

““Interest Period” means the period from the first day of a calendar month to the last day of such calendar month, each inclusive.”

(iv)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) (Interest Amount) will not apply.

(i)	Other Eligible Support and Other Posted Support. “Value” and “Transfer” with respect to Other Eligible Support and Other Posted Support each means: Not applicable.

(j)	Additional Representations. Paragraph 9 (Representations) is hereby amended and restated in its entirety as follows:

“Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Credit Support that:

(i)	it has the power to grant a security interest in and lien on any Eligible Credit Support it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)	it is the sole owner of or otherwise has the right to Transfer all Eligible Credit Support it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2 (Security Interest);

(iii)	upon the Transfer of any Eligible Credit Support to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Credit Support gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)	the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Credit Support other than the security interest and lien granted under Paragraph 2.”

(k)	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to Section 12 (Notices) of the Agreement; provided that:

(i)	The address for Party A for such purposes shall be:

Cumberland DRW LLC

Address:	540 W. Madison St., Suite 2500
Chicago, Illinois 60110
Attention:	Global Head of Treasury
E-Mail:	margin@drw.com
E-Mail:	operations@cumberland.io

(ii)	The address for Party B for such purposes shall be:

180 SPV Treasury Vehicle I, LLC

Address:	3000 El Camino Real, Bldg. 4, Suite 200
Palo Alto, CA 94306
Attention:	McAndrew Rudisill
Telephone No.:
Email:	mcandrew@ethzilla.com

(l)	Address for Transfers.

(i)	Party A: As specified to Party B in writing from time to time.

(ii)	Party B: As specified to Party A in writing from time to time.

(m)	Other Provisions.

(i)	Amendments to Definitions.

(A)	Local Business Day. The definition of “Local Business Day” in Paragraph 12 (Definitions) of this Annex is hereby amended by deleting the phrase “clause (b)” and replacing it with “clause (c)”.

(ii)	ISDA 2014 Collateral Agreement Negative Interest Protocol. The parties agree that the terms of the 2014 Collateral Agreement Negative Interest Protocol published by ISDA on 12 May 2014 (the “Negative Interest Protocol”) are incorporated into and apply to the Agreement. All capitalized terms used in this Paragraph 13(m)(ii) that are not otherwise defined in the Agreement shall be as defined in the Negative Interest Protocol. The parties further agree that this Annex shall be a Protocol Covered Collateral Agreement (provided it otherwise satisfies the criteria set out in the definition of Protocol Covered Collateral Agreement as set out in the Negative Interest Protocol), this Annex shall be amended as if Party A and Party B had adhered to the Negative Interest Protocol, the Implementation Date shall be the date of the Agreement and the references to “Adhering Party” in the Negative Interest Protocol shall be construed as referring to Party A and Party B.

(iii)	US Tax Treatment. Notwithstanding anything in the Agreement to the contrary, the parties intend that all pledges and Transfers of Eligible Credit Support (other than Cash) under this Annex be treated as pledges of collateral and not sales and purchases for US federal income tax purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Annex on the respective dates specified below, with effect from the date specified on the first page.

CUMBERLAND DRW LLC	180 SPV Treasury Vehicle I, LLC

By:	By:

Name:	Name:	McAndrew Rudisill

Title:	Title:	President

Date:	Date: